                                                                   EXHIBIT 10.11

[ORACLE LOGO]

                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement ("Agreement") is between Oracle Corporation ("Oracle") and the Customer identified below. The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement, which will be identified on one or more Order Forms.

1.   DEFINITIONS

1.1. "PROGRAM" means the software in object code form distributed by Oracle for which Customer is granted a license pursuant to this Agreement, and the media, Documentation and Updates therefor.

1.2. "DOCUMENTATION" means the user guides and manuals for installation and use of the Program software. Documentation is provided in CD-ROM or bound form, whichever is generally available.

1.3. "UPDATE" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

1.4. "ORDER FORM" means the document in hard copy or electronic form by which Customer orders Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5. "DESIGNATED SYSTEM" means the computer hardware and operating system designated on the relevant Order Form.

1.6. "TECHNICAL SUPPORT" means Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.7. "COMMENCEMENT DATE" means the date on which the Programs are delivered by Oracle to Customer, or if no delivery is necessary, the Effective Date set forth in the relevant Order Form.

II.  PROGRAM LICENSE

2.1. RIGHTS GRANTED

     A. Oracle grants to Customer a nonexclusive license to use the Programs specified on an Order Form under this Agreement, as follows:

          i. to use the Programs solely for Customer's operations on the Designated System or on a backup system if the Designated System is inoperative, consistent with the use limitations specified or referenced in this Agreement, an Order Form, or the Documentation. Customer may not relicense, rent or lease the Programs or use the Programs for third-party training, commercial time-sharing or service bureau use;

          ii. to use the Documentation provided with the Programs in support of Customer's authorized use of the Programs;

          iii. to copy the Programs for archival or backup purposes, and to make a sufficient number of copies for the use specified in the Order Form. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies;

          iv. to modify the Programs and combine them with other software products; and

          v. to allow third parties to use the Programs for Customer's operations so long as Customer ensures that use of the Programs is in accordance with the terms of this Agreement.

          Customer shall not copy or use the Programs (including the Documentation) except as specified in this Agreement or an Order Form. Customer shall have no right to use any other software program that may be delivered with ordered Programs.

     B. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.

     C. Oracle shall retain all title, copyright and other proprietary rights in the Programs. Customer does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement.

2.2  TRANSFER AND ASSIGNMENT

     A. Customer may transfer a Program license within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

      B. Customer may not assign this Agreement or transfer a Program License to a legal entity separate from Customer without the prior written consent of Oracle. Oracle shall not unreasonably withhold or delay such consent.

2.3.  VERIFICATION

      At Oracle's written request, not more frequently than annually, Customer shall furnish Oracle with a signed certification verifying that the Programs are being used pursuant to the provisions of this Agreement and applicable Order Forms.

      Oracle may audit Customer's use of the Programs. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to Oracle, Customer shall be invoiced for such underpaid fees. Audits shall be conducted no more than once annually.

III.  TECHNICAL SERVICES

3.1.  TECHNICAL SUPPORT SERVICES

      Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered.

3.2.  CONSULTING AND TRAINING SERVICES

      Oracle will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing.

3.3.  INCIDENTAL EXPENSES

      For any on-site services requested by Customer, Customer shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

IV.   TERM AND TERMINATION

4.1.  TERM

      If not otherwise specified on the Order Form, this Agreement and each Program license granted under this Agreement shall continue perpetually unless terminated under this Article IV.

4.2.  TERMINATION BY CUSTOMER

      Customer may terminate any Program license at any time; however, termination shall not relieve Customer's obligations specified in Section 4.4.

4.3.  TERMINATION BY ORACLE

      Oracle may terminate this Agreement or any license upon written notice if Customer materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

4.4.  EFFECT OF TERMINATION

      Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.1.B, 2.1.C, and 2.2.B, and Articles IV, V, VI and VII shall survive termination of this Agreement. Upon termination, Customer shall cease using, and shall return or destroy, all copies of the applicable Programs.

V.    INDEMNITY, WARRANTIES, REMEDIES

5.1.  INFRINGEMENT INDEMNITY

      Oracle will defend and indemnify Customer against a claim that the Programs infringe a copyright or patent or other intellectual property right, provided that: (a) Customer notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) Customer provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Oracle will reimburse Customer's reasonable out-of-pocket expenses incurred in providing such assistance. Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to Customer.

      If the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; or (b) obtain for Customer a license to continue using the Programs. If it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund the license fees paid for those Programs. This
      Section 5.1 states Oracle's entire liability and Customer's exclusive remedy for infringement.

5.2.  WARRANTIES AND DISCLAIMERS

      A.    Program Warranty

            Oracle warrants for a period of one year from the Commencement Date that each unmodified Program license will perform the functions described in the Documentation.

      B.    Media Warranty

            Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

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      C.    Services Warranty

            Oracle warrants that its Technical Support, training and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

      D.    Disclaimers

            THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

            Oracle does not warrant that the Programs will operate in combinations other than as specified in the Documentation or that the operation of the Programs will be uninterrupted or error-free. Pre-production releases of Programs and computer-based training products are distributed "AS IS."

5.3.  EXCLUSIVE REMEDIES

      For any breach of the warranties contained in Section 5.2, Customer's exclusive remedy, and Oracle's entire liability, shall be:

      A.    For Programs

            The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, Customer shall be entitled to terminate the Program license and recover the fees paid to Oracle for the Program license.

      B.    For Media

            The replacement of defective media returned within 90 days of the Commencement Date.

      C.    For Services

            The reperformance of the services, or if Oracle is unable to perform the services as warranted, Customer shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

      VI.   PAYMENT PROVISIONS

6.1.  INVOICING AND PAYMENT

      All fees shall be due and payable 30 days from the invoice date. Any amounts payable by Customer hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid. Customer agrees to pay applicable media and shipping charges. Customer shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

6.2.  TAXES

      The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use of Programs or services, then such taxes shall be billed to and paid by Customer. This Section shall not apply to taxes based on Oracle's income.

VII.  GENERAL TERMS

7.1.  NONDISCLOSURE

      By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.

      A party's Confidential Information shall not include information that:
      (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Customer shall not disclose the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.

      The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

7.2.  GOVERNING LAW

      This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California.

7.3.  JURISDICTION

      Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. Oracle and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

7.4.  NOTICE

      All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Customer) or to the Oracle address on the Order Form (if to Oracle).

     To expedite order processing, Customer agrees that Oracle may treat documents faxed by Customer to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

7.5. LIMITATION OF LIABILITY

     In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party has been advised of the possibility of such damages. Oracle's liability for damages hereunder shall in no event exceed the amount of fees paid by Customer under this Agreement, and if such damages result from Customer's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability.

     The provisions of this Agreement allocate the risks between Oracle and Customer. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6. SEVERABILITY

     If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.7. WAIVER

     The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

7.8. EXPORT ADMINISTRATION

     Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.9. ENTIRE AGREEMENT

     This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

     It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Customer purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of Oracle-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

The Effective Date of this Agreement shall be 11/14/97.

Executed by Customer:
                     --------------------------

Authorized Signature: /s/ BRYANT TONG
                    ----------------------------
Name: Bryant Tong
     -------------------------------------------

Title: Senior Vice President
      ------------------------------------------

Address: 2401 Kerner Blvd., San Rafael, CA
        ---------------------------------------

Executed by Oracle Corporation:

Authorized Signature: /s/ ANDREA BARCLAY
                    ----------------------------
Name: Andrea Barclay
     -------------------------------------------

Title: Senior Contract Specialist
      ------------------------------------------

Address: 500 Oracle Parkway, Redwood City, CA
        ---------------------------------------

Oracle is a registered trademark of Oracle Corporation

[ORACLE LOGO]

                           NETWORK LICENSE ORDER FORM

 Customer Name:    Resource/Phoenix, Inc.    Contract Administrator: Bryant Tong
Customer Location: 2401 Kerner Blvd.                         Phone: 415-485-4640
                   San Rafael, CA 94901                        Fax: 415-485-4522

--------------------------------------------------------------------------------
                          ORACLE CONTRACT INFORMATION

     Agreement: Software License and Services Agreement
Agreement Name: SLSA-272168-14-NOV-97
                This Network License Order Form and attachment(s) (Order Form) are placed in accordance with the agreement specified above ("Agreement"). Customer hereby orders the Program licenses described herein for use in the United States, unless otherwise specified. The Network is defined as any number or combination of Computers of the Designated Systems listed in this Order Form, except for Power-Unit based, Computer-based, Processor-based licenses or other similar licenses as specified herein.
--------------------------------------------------------------------------------

A. DESIGNATED SYSTEMS/PROGRAMS

                  Make/Model: DEC ALPHA              Make/Model: PC Compatible
            Operating System: UNIX             Operating System: Windows NT
                       Media: CD                          Media: CD
                         CSI: ________                      CSI: ________

                  Make/Model: SUN                    Make/Model: HP
            Operating System: SOLARIS          Operating System: HP-UX
                       Media: CD                          Media: CD
                         CSI: ________                      CSI: ________

DESCRIPTION                      QUANTITY    LICENSE LEVEL    LICENSE TYPE
--------------------------------------------------------------------------
Per User Licenses:

For use in the U.S.

Oracle81 Enterprise Edition        231         Full Use         Concurrent

Diagnostics Pack                   231         Full Use         Concurrent

Tuning Pack                        231         Full Use         Concurrent

Express Server                       5         Full Use         Concurrent

Per User Licenses:

For use in the U.S.

Oracle Developer Server            231         Full Use         Concurrent

Oracle Applications Licenses:

Total of 350 Named users and 350 Casual users distributed as follows:

For use in the U.S.

*Oracle Financials                 200         Full Use         Named

*Oracle Discrete Manufacturing      35         Full Use         Named

*Oracle Order Management            35         Full Use         Named

*Oracle Purchasing                  20         Full Use         Named

*Oracle Project Costing             35         Full Use         Named

*Oracle Financials                 225         Full Use         Casual

*Oracle Discrete Manufacturing      35         Full Use         Casual

*Oracle Order Management            35         Full Use         Casual

*Oracle Purchasing                  20         Full Use         Casual

*Oracle Project Costing             35         Full Use         Casual

*Oracle Project Billing             25         Full Use         Named

Oracle EDI Gateway                   1         Full Use         Computer

DESCRIPTION                              QUANTITY   LICENSE LEVEL   LICENSE TYPE
--------------------------------------------------------------------------------
Per Client Licenses:

For use in the U.S.

Personal Express                             5        Full Use        Named

Oracle Discoverer End User Edition          10        Full Use        Named

Oracle Discoverer Administration Edition     1        Full Use        Named

Oracle Financial Analyzes                    5        Full Use        Named

                                               Net License Fees:   $   *
                            Less Credit for Terminated Licenses:   $   *
                                                                   ----------
                                      Adjusted Net License Fees:   $   *
                      Initial Year Annual Technical Support Fee:   $   *

                                         Technical Support Type:       Silver
                                                     TOTAL FEES:   $   *
                                                                   ==========

*For purposes of this Order Form, Named and Casual Users of the Applications
 Programs above shall be counted based on the Primary Usage.

*Confidential treatment requested.

ORACLE

B. GENERAL TERMS

1. Customer Definition. For purposes of this Order Form, Customer shall be defined as the company listed at the head of this Order Form and its majority owned subsidiaries located in the U.S. as of the Effective Date. Before accessing the Programs, each subsidiary must agree in writing to be bound by the terms of the Agreement and this Order Form.

2. Technical Support. Annual Technical Support Services ordered by Customer will be provided under Oracle's Technical Support Policies and pricing in effect on the date Technical Support is ordered and shall be effective upon shipment (or upon Order Form Effective Date for products not requiring shipment); first year Technical Support is quoted above, if ordered. Fees for Technical Support are due and payable annually in advance.

3. Miscellaneous. Customer is licensed to use each Program only on the Designated System(s) specified in Section A of this Order Form and for which such Program is available on the Effective Date. The Product Summary and/or the Shipment Summary included with this Order Form specifies the Programs on the particular Designated Systems requested by Customer, which have been shipped or currently are being shipped to Customer. Oracle shall deliver to the Customer Location, for use in the U.S., 1 copy of the software media ("Master Copy") and 1 set of Documentation (in the form generally available) for each Program currently available in production release as of the Effective Date below for use on the Network. Customer shall have the right to make up to 1 copy of the Program(s), including Documentation, for each license of the Program(s) and the Customer shall be responsible for installation of the software. All fees under this Order Form shall be due and payable net 60 days from date of invoice, and shall be non-cancellable and the sums paid nonrefundable. Customer agrees to pay applicable sales/use tax, media and shipping charges. If Customer loses or damages the media containing a Program licensed hereunder, upon Customer's written notice Oracle will provide a replacement copy thereof, under Oracle's then-current Technical Support policies, for a media and shipping charge. The following shipping terms shall apply: FOB Destination, Prepaid, and Add. These terms shall also apply to any options exercised by Customer. Oracle may refer to Customer as a customer in sales presentations, marketing vehicles and activities.

C. OTHER

1. Additional Programs. For a period of 1 year from the Effective Date, Customer may add the Programs in the Categories specified below to this Order Form if such Programs are available in production release and are listed on Oracle's U.S. Price List for installation on the Designated Systems types as of the Effective Date. The license fee for such Programs shall be at the discounts, specified below, off Oracle's standard applicable list license fees in effect as of the Effective Date. Upon Customer's exercise of this option, Oracle shall ship the Programs to Customer pursuant to the Miscellaneous section above. Customer may acquire Technical Support from Oracle for such Programs under Oracle's Technical Support fees and policies in effect when an order is placed.

                                                                Discount off Oracle's
Categories (see attached exhibit)       License Level           List License Fees
---------------------------------       -------------           ---------------------
Server Programs                         Full Use                 *%
Tools Programs                          Full Use                 *%
Applications Programs                   Full Use                 *%

*Confidential treatment requested.

2. Additional License Increments. For 1 year from the Effective Date, provided Customer has continuously maintained Technical Support, Customer may increase the quantity of each applicable License Type accessing the Programs on this Order Form ("Additional License Increment") by paying Oracle the license fee for such Additional License Increments at the discounts, specified below, off Oracle's standard applicable list license fees in effect as of the Effective Date:

                                                                                                            DISCOUNT OFF ORACLE'S
    PROGRAM                                     LICENSE TYPE     LICENSE LEVEL      LICENSE INCREMENT        LIST LICENSE FEES
    -------                                     ------------     --------------     -----------------        --------------------
     Oracle81 Enterprise Edition                Concurrent      Full Use           1                        $ *
     Diagnostics Pack                           Concurrent      Full Use           1                        $ *
     Tuning Pack                                Concurrent      Full Use           1                        $ *
     Express Server                             Concurrent      Full Use           1                        $ *
     Personal Express                           Named           Full Use           1                        $ *
     Oracle Discoverer End User Edition         Named           Full Use           1                        $ *
     Oracle Discoverer Administration Edition   Named           Full Use           1                        $ *
     Oracle Financial Analyzer                  Named           Full Use           1                        $ *
     Oracle Financials                          Named           Full Use           1                        $ *
     Oracle Discrete Manufacturing              Named           Full Use           1                        $ *
     Oracle Order Management                    Named           Full Use           1                        $ *
     Oracle Purchasing                          Named           Full Use           1                        $ *
     Oracle Project Costing                     Named           Full Use           1                        $ *
     Oracle Financials                          Casual          Full Use           1                        $ *
     Oracle Discrete Manufacturing              Casual          Full Use           1                        $ *
     Oracle Order Management                    Casual          Full Use           1                        $ *
     Oracle Purchasing                          Casual          Full Use           1                        $ *
     Oracle Project Costing                     Casual          Full Use           1                        $ *
     Oracle Project Billing                     Named           Full Use           1                        $ *
     Oracle EDI Gateway                         Computer        Full Use           1                        $ *

     Each order placed for an Additional License Increment must be at least
     $  *   in net license fees; applicable sales tax will be added to the fee.
     All applicable fees shall be due and payable on the date that Customer notifies Oracle in writing of its exercise of this option; Oracle has no shipment obligation. Upon election, this payment obligation is non-cancellable, and the sum paid is nonrefundable. At the time of election, Customer may obtain Technical Support services from Oracle for Additional License Increment at Oracle's applicable Technical Support fees and policies in effect when such services are ordered. After 1 year from the Effective Date of this Order Form, Customer may re-negotiate with Oracle to buy any products on Oracle's U.S. Price List.

3. Credit for Terminated Licenses. In consideration for terminating Customer's Program licenses under Customer Support Identification (CSI) numbers: 1642822, 1642824, 1697816, 1758442, 1826348, 1826350, 2291647,
     2416903, and 2453700; as of the Effective Date, Customer shall receive a credit toward the license fees due under this Order Form provided the invoices for such licenses have been paid in full. This license credit is reflected in Section A above. The support fees due under this Order Form shall be reduced by the amount of unused Technical Support associated with these CSI numbers, provided the invoices for such Technical Support have been paid in full. This support fee reduction is not reflected in Section A above; it will be processed upon the Effective Date of this Order Form.

*Confidential treatment requested.

4. International Deployment. Upon Oracle's written consent, which shall not be unreasonably withheld, and subject to Oracle's transfer fees and policies in effect at the time of transfer, Customer may deploy License Types to Customer facilities outside of the U.S., subject to U.S. export laws.

5.    Use of Oracle Applications Programs by Third Parties.

      A.    Subscriber Rights.

            Customer shall have the non-exclusive, non-transferable right to allow its third party customers in the United States ("Subscribers") to access and use the Oracle Applications Programs acquired under this Order Form installed on Customer's Designated Systems for each such customer's internal data processing use subject to the terms of this Section and the Agreement. Each Subscriber under this Order Form shall have the right to access the Oracle Applications Programs, either remotely through a modem or directly at the location of the applicable processor on which Customer has installed the applicable Programs. Each Subscriber must have specific Named Devices allocated for such access and these devices are included in total number of Named Devices licensed under this Order Form. If the Named Devices are to be transferred to another Subscriber, then a transfer fee must be paid as outlined below in Section 5.D. In no event shall Customer have the right to sublicense or distribute any Programs, except as set forth herein.

      B.    Subscriber Agreements.

            Prior to any use or access of the Programs, each Subscriber shall execute an agreement ("Subscription Agreement") for licensing access to the applicable Programs. Every Subscription Agreement shall include, at a minimum, contractual provisions that provide for the following:

                  i. The Subscriber shall not cause or permit the reverse engineering, disassembly or decompilation of the Subscriber Program, or use the Programs outside the scope of the Oracle Applications Programs.

                 ii. Title to the Subscriber Program shall not pass to the Subscriber.

                iii. Oracle's liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the Subscriber Program, shall be disclaimed to the extent permitted by law.

                 iv. Subscriber may use the Subscriber Program only in object code form, subject to the restrictions provided under this Order Form and the Agreement.

                  v. Upon termination of the Subscription Agreement of any reassignment of the Subscriber's Named Devices, the Subscriber shall cease using the Subscriber Program.

                 vi. Oracle shall be a third party beneficiary of the Subscription Agreement.

                vii. The Subscriber shall not publish any result of benchmark tests run on the Subscriber Program.

      All use of the Subscriber Programs is subject to the terms and conditions of the Agreement and this Order Form. Upon Oracle's request, Customer shall provide Oracle with a copy of the Subscription Agreement used by Customers. Customer agrees to defend and indemnify Oracle and hold Oracle harmless from all claims, losses, liabilities and settlement costs resulting from any claims brought against or incurred by Oracle arising from any use of the Programs by Subscribers or caused by Customer's failure to include the contractual terms set forth above in a Subscription Agreement.

C.    Technical Support.

      Customer is responsible for providing all technical support, training and consultation to its Subscribers. Any questions from Customer's Subscribers will be referred by Oracle to Customer.

D.   Subscriber Fees.

     Customer shall initially assign and allocate each Named Device of the Oracle Applications Programs acquired hereunder to a Subscriber(s) once at no further charge. Each Named Device acquired hereunder shall be assigned and used by only one Subscriber and may not be used by any other Subscriber except as specified in Section 5.D. of this Order Form.

     For each Subscriber thereafter for which Customer is reassigning or reallocating use of the Named Devices of the Oracle Applications Programs previously assigned and allocated to a previous Subscriber, Customer agrees to pay Oracle a Subscriber fee equal to twenty percent (20%) of the applicable net user license fee received by Oracle under this Order Form for the applicable number of Named Devices provided by Customer to the Subscriber.

     Customer shall not grant Subscribers access to more Named Devices of the Oracle Applications Programs than the maximum number of Named Devices of such Programs licensed under this Order Form. In the event that a Subscriber acquires additional Named Devices from Customer, Customer shall pay additional Subscriber fees as specified above. All Subscriber fees shall be due and payable with the applicable Subscriber report as specified herein.

E.   Subscriber Reports.

     Within 30 days of each grant of Named Devices of the Programs by Customer to a Subscriber, Customer shall send Oracle a report detailing for that month for each such grant: Subscriber name, address, and contact information, the number of Named Devices granted and associated log-on ids, the applicable Programs, and the Subscriber fees due to Oracle. Customer shall provide Oracle with payment of all fees required under the report with such report in the form of a check made out in the amount of such fees.

6. Assignment. Oracle hereby consents to the assignment of this Order Form solely in connection with a merger, a sale, or other disposition involving substantially all of the assets of Customer to an acquiring entity upon notice to Oracle, provided that such acquiring entity is not a competitor of Oracle's.

7. Additional Products. Oracle agrees that upon Customer's request the parties shall negotiate, in good faith, the terms for additional programs and or services to be acquired under the Agreement, based upon Oracle's then current applicable Price List.

________________________________________________________________________________

Customer and Oracle agree that the terms and pricing of this Order Form shall not be disclosed without the prior written consent of the other party. This quote is valid through August 27, 1999 and shall become binding upon execution by Customer and acceptance by Oracle.

     RESOURCE/PHOENIX, INC.                  ORACLE CORPORATION

     Signature: /s/ BRYANT TONG              Signature:
                -------------------------               ------------------------

     Name: Bryant Tong                       Name:
           ------------------------------          -----------------------------

     Title: President                        Title:
            -----------------------------           ----------------------------

     Effective Date: 8/31/99
                     --------------------
________________________________________________________________________________



SHIPMENT SUMMARY:

                                                                    Page 9 of 10

PROGRAMS                                DESIGNATED SYSTEMS           MEDIA TYPE
--------                                ------------------           ----------
Oracle8 Enterprise Edition              DEC ALPHA/UNIX               CD
Oracle Diagnostics Pack
Oracle Tuning Pack
Express Server
Oracle Financial Analyzer
Oracle Financials
Oracle Discrete Manufacturing
Oracle Order Management
Oracle Purchasing
Oracle Project Costing
Oracle Project Billing
Oracle EDI Gateway


Oracle8 Enterprise Edition              SUN SPARC/SOLARIS2           CD
Oracle Diagnostics Pack
Oracle Tuning Pack
Express Server
Oracle Financial Analyzer
Oracle Financials
Oracle Discrete Manufacturing
Oracle Order Management
Oracle Purchasing
Oracle Project Costing
Oracle Project Billing
Oracle EDI Gateway




Oracle8 Enterprise Edition              HP 98XX/HP-UX                CD

                                                                   Page 10 of 10

Oracle Diagnostics Pack
Oracle Tuning Pack
Express Server
Oracle Financial Analyzer
Oracle Financials
Oracle Discrete Manufacturing
Oracle Order Management
Oracle Purchasing
Oracle Project Costing
Oracle Project Billing
Oracle EDI Gateway


Personal Express                        PC Compatible/Windows NT      CD
Oracle Discover Administration Edition
Oracle Discover End User Edition
Oracle8 Enterprise Edition
Oracle Diagnostics Pack
Oracle Tuning Pack
Express Server
Oracle Financial Analyzer
Oracle Financials
Oracle Discrete Manufacturing
Oracle Order Management
Oracle Purchasing
Oracle Project Costing
Oracle Project Billing
Oracle EDI Gateway

[ORACLE LOGO]

                        JULY 1999 PRICE LIST DEFINITIONS

"Concurrent Devices" (or "Concur Dev"): is the maximum number of input devices accessing the Programs at any given point in time. If multiplexing software or hardware (e.g. a TP monitor, Webserver product) is used, this number must be measured at the multiplexing front-end.

"Named User" (or "Named") or "Developer": is defined as an individual who is authorized by Customer to use the Oracle Programs, regardless of whether the individual is actively using Programs at any given time.

"Casual User" is defined as an individual authorized by the Customer to only group queries or reports against Oracle Applications Programs. Casual Users are licensed to use any of the above Oracle Applications Programs for which Customer has acquired Named User licenses.

"Primary Usage" is defined as each licensed user being counted only once as a designated Named or Casual User of the Oracle Application they will use most. However, a licensed Named or Casual User may access all Oracle Applications licensed under the Agreement which have been licensed under the same licensing methodology, regardless of the designated Oracle Application of primary use.

"Mailbox" is defined as a point from which to send or receive electronic mail. It is created when a user account or application is created in Oracle Offices.

"Computer": licensed for use on a single specified computer.

"Processor": shall be defined as the actual number of processors installed in the licensed Computer and running the Oracle Programs, regardless of the number of processors which the Computer is capable of running.

"Client": a computer which (1) is used by only one person at a time, and (2) executes Oracle software in local memory or stores the software on a local storage device.

"Full Use Programs" are unaltered versions of the Programs with all functions intact.

"Deployment Programs" may be used only to execute existing applications or reports. They may not be used to build or modify reports or applications. Deployment Programs are to be generated by Customer from Full Use Programs.

"Application Specific Programs" (or "App Specific"): shall mean Programs which are limited to use solely for Customer's application software defined on the Order Form. Application Specific Programs are to be generated by Customer from Full Use programs.

A "Web Specific" Program is defined as a Program license which may only be accessed by third parties via internet networking protocols and which is limited to use solely for deployment of Customer's public web site. Customer's application may allow third party web access to a licensed Web Specific Program solely for viewing, querying or adding data, provided such use is in accordance with the other terms of the Agreement. No corporate use or internal data processing by Customer or its clients shall be permitted with a Web Specific Program. Prohibited corporate and internal uses shall include, but shall not be limited to, the following types of uses: human resources, finance and administration, internal messaging and communications, accounting, sales force management, etc.

A "Web Application Specific" Program is defined as a Program license which may be accessed and used solely for deployment of Customer's application software as specified on the Order Form. The Web Application Specific Program may only be accessed by third parties via internet networking protocols and is limited to use solely for deployment of Customer's public web site. Customer's application may allow third party web access to a licensed Web Application Specific Program solely for viewing, querying or adding data, provided such use is in accordance with the other terms of the Agreement. No corporate use or internal data processing by Customer or its clients shall be permitted with a Web Application Specific Program. Prohibited corporate and internal uses shall include, but shall not be limited to, the following types of uses: human resources, finance and administration, internal messaging and ??

For Oracle Human Resources and Oracle Training Administration "Employee" is defined as an individual who is actively managed by Oracle Programs. The term "Employee" includes, without limitation, Customers, employees, contractors, retirees, and COBRA dependents.

For Oracle Payroll, "Employee" is defined as an individual whose payment, or payment calculations, are generated by the Programs. The term "Employee": includes, without limitation, Customers employees, contractors, retirees, and employees covered by workers compensation laws or regulations.

For Oracle Time Management, "Employee" is defined as an individual who submits timecards or other time records for payroll processing.

For Oracle Self-Service Human Resources, Oracle Self-Service Purchasing, Oracle, Self-Service Expenses, and Business Intelligence System (BIS) Applications, "Employee" is defined as an active employee of Customer.

"Foundation Services": This is limited support, and any license for which ?? is purchased is not a Support Program License.

An "Education Unit" entitles Customer to acquire education products and services as specified in the Oracle Education catalogue in effect at the time an Education Unit is utilized. Education Units are only valid for 12 months from the Effective Date of the Order or as specifically stated in the application. Order Education Units may only be used in the country where the Education Units were acquired or within the Territory defined in the application Order. Customer may be required to execute standard Oracle ordering materials in conjunction with utilizing Education Units.

"Organizational Change Management Services" are services for assisting Customers in managing change in their organizations. Customer's discounts for consulting or training do not apply to such Organizational Change Management Services.

A "Suite" consists of all the functional software components described in the Documentation.

"Module" is defined as a single production database running the Oracle
Program(s).


"Per Entry": shall mean a unique item (e.g., object, person, entity or information) stored within the Programs. Replicated entries stored within the Program on multiple servers are counted as a single entry.

"Power Unit": One Power Unit is defined as one MHz of power in any Intel compatible or RISC processor in any computer of the Designated Systems on the Order Form on which the Programs are installed and operating. The total number of Power Units is determined by adding together the number of MHz in all the processors in all such computers. Customer may add processors and computers, or modify existing processors and computers, provided that if, at any time, Customer's use exceeds the total number of licensed Power Units, Customer will acquire licenses for the additional Power Units. At Oracle's request, no more than once annually, Customer shall certify in writing the Power Unit computation, including the number of relevant computers and processors, and the MHz of each such processor. (For example: two computers with two 400 MHz processors each would equal 1,600 Power Units).

                   Oracle Worldwide Customer Support Services

                           TECHNICAL SUPPORT POLICIES


SUPPORT TERMS

These Technical Support Policies are limited to Oracle licenses which are supported with Technical Support, as provided by Oracle Worldwide Customer Support Services (WCSS).

Technical Support is provided for problems which are demonstrable in the current release of an Oracle licensed Program, running unaltered on an acceptable hardware and operating system configuration as specified in the Documentation. Current Oracle product release information is accessible via electronic media, as available with Technical Support.

These Technical Support policies are Oracle's current policies and are subject to change at Oracle's discretion.

TECHNICAL SUPPORT FEES

Technical Support Fees are due and payable annually in advance of a Support Period commencement.

SUPPORT PERIOD

Oracle Support is normally provided in Support Periods consisting of 12 months.

REINSTATEMENT FEES

In the event that Oracle Support lapses or was never originally procured, a Reinstatement Fee shall be assessed upon commencement of Technical Support. Oracle currently calculates Reinstatement Fees from the date that the Technical Support lapsed (or the license order date if the Program licenses were not previously supported) to the date that the Technical Support is renewed based on list OracleBRONZE Support Service fees in Oracle's Local Country Price List in effect at the time the Technical Support is ordered.

LICENSE SET

A License Set is defined as a logically related group of licenses installed on the same system(s) and/or used for the same applications.

MINIMUM FEES

All Oracle Support Services (i.e., OracleBRONZE, OracleSILVER or OracleGOLD) are subject to a minimum support fee for each License Set, per Support Period. Minimum Support fees can be found in Oracle's Local Country Price List in effect at the time Technical Support is ordered.

TECHNICAL CONTACTS

With the acquisition of any Oracle Support, the Customer may designate one primary and one backup employee ("Technical Contacts") per License Set, to serve as liaisons with Oracle WCSS. Alternatively, with each $250,000 in net license fees, Customer has the option to designate a total of two (2) primary and four (4) backup Technical Contacts.

The designated Technical Contact is the sole liaison between the Customer and Oracle for all software Program support and shall be based at the Customer premises. To avoid interruptions in support services, Customer must notify Oracle WCSS whenever their Technical Contact responsibilities are transferred to another individual.

PROGRAM UPDATES

"Update" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future Program which Oracle licenses separately.

For any Technical Support Updates to the Programs, Oracle shall ship to the specified Customer location one Technical Support Update copy for each operating system. Customer shall be responsible for copying and installing the Updates on the Designated System(s) for which these Programs are licensed.

                   ORACLE WORLDWIDE CUSTOMER SUPPORT SERVICES

                           TECHNICAL SUPPORT POLICIES

EXTENDED ASSISTANCE

Extended Assistance is provided once an Oracle Program has been desupported under OracleMetal support, i.e., no development support of fixes is provided via Oracle Support. Extended Assistance is intended for Customers who are unable to upgrade to a current release of Oracle Programs which are still supported with error correction under OracleMetal Support (i.e., OracleBRONZE, OracleSILVER, or OracleGOLD). This level of support provides telephone and electronic support consisting of answering Customer questions and assisting Customers with migration plans to Oracle Support, but does not include new bug fixes, or backperts.

TERMINATION

Customer may terminate Oracle Support at any time by notifying Oracle in writing at lease thirty (30) days before the desired date of termination. Oracle Support shall be terminated 30 days after receipt of such notice. Upon termination, Oracle shall refund the unused portion of support fees paid by the Customer for the period for which Oracle Support is terminated.

CUSTOMER CPU SUPPORT IDENTIFICATION (CSI) NUMBER, OR LOCAL COUNTRY EQUIVALENT

Customers shall receive a CSI number upon purchasing Oracle Support. The CSI number identifies the Customer with respect to the following information:

-       Company Name and Address

-       Program Set and Version

-       Support Level and Duration

-       Operating System

-       Technical Contact Information

Oracle WCSS uses the CSI number to identify the Customer's Support contract when a Customer calls an Oracle Support Center.

To locate your CSI number, check the following documents:

- The Welcome Letter which you received inside the Support Welcome Pack following purchase of an Oracle Support Service

- The packing slip of the Support Welcome Pack dispatched by our Manufacturing & Distribution facility.

INFORMATION CUSTOMERS NEED WHEN CALLING SUPPORT


Before Oracle WCSS can begin work on any problem, information about the nature and location of the problem is required. Whenever a call is placed to an Oracle Support Center, the following information should be provided:

-       The CPU Support Identification (CSI) number or PC registration number

-       The area code and phone number listed under the CSI number

-       FAX phone number including area code

- Operating system (including version) on which Oracle Programs are installed

- The Oracle Program component and version number that this call concerns. Support questions involve Program components -- constituent parts of an Oracle Program.

-       The relevant Program version(s)

-       Any Program error numbers associated with the problem

-       Detailed description of the problem

- Severity of the problem. Oracle WCSS classifies problems according to how they impact the Customer's business. See list below for explanation of Technical Assistance Request (TAR) Severity Levels.

OracleBRONZE SUPPORT SERVICE

OracleBRONZE Support includes:

-       Program Updates

        -       Minor and major new functionality releases

        -       Documentation updates

-       Transfer Rights

-       Technical Support

        - Telephone assistance from 5:00 a.m. to 6:00 p.m. (Pacific Time) Monday through Friday

        -       MetaLink -- Web based support system

-       Maintenance Releases

        -       Patches and fixes

        -       General maintenance releases

-       Information Access

        -       SupportNotes(TM) -- CD-ROM repository of technical information

                   Oracle Worldwide Customer Support Services


                          TECHNICAL SUPPORT POLICIES

          o Virtual Support Analyst (VSA) - Email based Technical Assistance Request (TAR) management and support system, (where available).

          o    Quarterly SupportNews Newsletter

o    Client Relations - Non technical support services

ORACLESILVER SUPPORT SERVICE

OracleSILVER support includes all OracleBRONZE components, plus the following:

o    Telephone assistance 24 hours a day / 7 days a week

o    Global toll free telephone access

o    Account management reporting - Faxed upon request

o    Proactive Alerts

          o    Certain known problem and problem resolution information

          o    Faxed as applicable

ORACLEGOLD SUPPORT SERVICE

OracleGOLD support includes all OracleBRONZE and OracleSILVER Support components, plus the following:

o    Priority call routing & resolution

o    Operations Readiness Assessment (ORA)

o    Support Account Management (SAM)

o    Regular review meetings

o    Stability maintenance & software migration planning

          o    Patch Planning

          o    Version/Release Planning

          o    Alerts

o    Reactive process management

o    Technical support planning

The following support levels (Basic, Standard, and Extended) are not available for new support contracts:

BASIC ANNUAL SUPPORT

Basic Annual Support includes:

o    Telephone assistance (normal business hours)

o    Program Updates

o    On-line support system access

o    Support information document

STANDARD SUPPORT

Standard Support includes Basic Support plus the following:

o    Telephone assistance (24x7)

EXTENDED SUPPORT

Extended Support includes Standard Support plus the following:

o    Toll-free telephone access

GENERIC SEVERITY DEFINITION

1.   SEVERITY 1

The problem causes complete loss of service. Work cannot reasonably continue, the operation is mission critical to the business and the situation is an emergency. A Severity 1 problem has one or more of the following characteristics:

o    Data corrupted

o    A critical function is not available

o System hangs indefinitely, causing unacceptable or indefinite delays for resources or response

o    System crashes, and crashes repeatedly after restart attempts

24-HOUR COMMITMENT TO SEVERITY 1 TARs:

Oracle will work 24x7 until the issue is resolved or as long as useful progress can be made. The Customer must provide Oracle with a contact during this 24x7 period, either on site or by pager, to assist the Support and Development Organizations with data gathering, testing, and applying all fixes to their environment. Customers are requested to use this classification with great care, so that valid Severity 1 situations obtain the necessary resource allocation from Oracle.

2.   SEVERITY 2

The problem causes a severe loss of service. No acceptable workaround is available; however, operation can continue in a restricted fashion.

3.   SEVERITY 3

The problem cause minor loss of service. The impact is an inconvenience, which may require a workaround to restore functionality.

4.   SEVERITY 4

The problem causes no loss of service. The result is a minor error, incorrect behavior, or a

                   Oracle Worldwide Customer Support Services

                           TECHNICAL SUPPORT POLICIES


documentation error that in no way impedes the operation of a system.

SUPPORT FOR INTERNATIONAL LICENSES

Oracle makes Technical Support available to Customers who acquire Program licenses for installation in more than one country under the following policies:

CENTRALIZED SUPPORT

Under Centralized Support, the Customer's international locations and subsidiaries receive support through their own designated technical representatives. These technical representatives channel all inquiries through their designated Technical Contact. The Technical Contact is entitled to contact the Oracle Support Center specified in their contract, and is responsible for providing all subsidiaries with non-localized software Updates. The Customer is entitled to receive localized software Updates from a local WCSS center.

LOCAL COUNTRY SUPPORT

Local Country Support provides for phone support and software Updates in the native language for the country of installation. In certain cases where the Local Country Oracle WCSS Center cannot provide support (e.g., Oracle Financial Applications or Vertical Market products), technical calls may be routed by Oracle to another Oracle WCSS Center, where technical assistance will be provided in English.

INTERNATIONAL ALLOCATION OF USERS

It is the responsibility of the Customer to inform Oracle of future deployments and any movement of their global allocation of users. This information should include, but not be limited to the following.

For Deployment:

-  Country where licenses will be installed

-  Program Set and number of users

-  Technical Contact name and shipping address

For movement of licenses:

-  Country from which licenses are being moved

-  Country where licenses will be installed

-  Number of users being moved

-  Program Set and Version

-  Technical Contact information

Please email information for deployments and movement of licenses to globam@us.oracle.com.

PHONE NUMBERS AND ADDRESS INFORMATION

Phone numbers can be found in the Oracle U.S. Guide to Customer Support (Part number C11071-2). To obtain a copy, please contact Oracle Worldwide Customer Support Services at (415) 506-1500.

ORACLE WORLDWIDE CUSTOMER SUPPORT SERVICES

20 Davis Drive
Belmont
CA 94002
U.S.A.